SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: March 24, 2004

CONVERGYS CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	1-4379	31-1598292
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 East Fourth Street Cincinnati, Ohio		45202
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (513) 723-7000

Form 8-K	Convergys Corporation

Item 5. Other Events.

On March 24, 2004, Convergys Corporation’s (NYSE:CVG) wholly owned subsidiary, Convergys Customer Management Group Inc. (“CMG”), and a wholly owned subsidiary of CMG, Socrates Acquisition Corporation (“Merger Subsidiary”), entered into an Agreement and Plan of Merger with DigitalThink, Inc. (NASDAQ:DTHK). The agreement provides for the acquisition of DigitalThink by CMG pursuant to a merger of the Merger Subsidiary with and into DigitalThink (the “Merger”) with DigitalThink surviving the merger as a wholly owned subsidiary of CMG. In the Merger, and subject to the terms and conditions of the Agreement and Plan of Merger, each issued and outstanding share of DigitalThink common stock will be converted into the right to receive $2.40 in cash. The completion of the Merger is subject to the approval of DigitalThink’s stockholders, receipt of necessary approvals under the United States antitrust laws and other customary closing conditions.

The acquisition will be approximately $0.02 dilutive to Convergys’ 2004 earnings per share guidance and neutral to accretive thereafter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONVERGYS CORPORATION

By:	/s/ William H. Hawkins II
William H. Hawkins II
Senior Vice President, General Counsel
and Secretary

Date: March 25, 2004